Exhibit 99.1

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
ANNOUNCES THE RELEASE OF ITS
FIRST QUARTER 2026 FINANCIAL AND OPERATING RESULTS

VIRGINIA BEACH, VA – May 8, 2026 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) (the "Company") announced today that it has reported its financial and operating results for the three months ended March 31, 2026 with the filing of its Quarterly Report on Form 10-Q (the "Form 10-Q") with the Securities and Exchange Commission. In addition, the Company has posted supplemental information to its website regarding its financial and operating results for the three months ended March 31, 2026. Both the Form 10-Q and the supplemental information can be accessed by visiting the Company's investor relations website at https://ir.whlr.us/.

Contact
Investor Relations: (757) 627-9088

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust (REIT) that owns, leases and operates income-producing retail properties with a primary focus on grocery-anchored centers. For more information on the Company, please visit www.whlr.us.